EXHIBIT 10.17
                                                             FORM 10-K
                                          YEAR ENDED DECEMBER 31, 1999

                                                               ANNEX A


                        SECURED PROMISSORY NOTE

Milwaukee, Wisconsin                                     June 23, 1999

$60,000

          FOR VALUE RECEIVED, Michael W. Salsieder (the "Borrower") hereby promises to pay to Bucyrus International, Inc., a Delaware corporation ("Payee") the principal sum of SIXTY THOUSAND DOLLARS ($60,000) in lawful money of the United States of America, on March 31, 2003 (the "Repayment Date"), together with accrued and unpaid interest thereon from the date hereof. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Employment Agreement, dated as of June 23, 1999 (the "Employment Agreement"), between Borrower and Payee. This Note shall be full recourse to the Borrower.

          1.   Principal Payments.  Subject to the provisions of
Section 3 below, payments of principal on the Note shall be made as follows:

               (a) Principal payments in the amounts set forth herein shall be due and payable hereunder on April 1 of each of 2000, 2001 and 2002 (the "Installment Dates"), with any remaining principal balance due in full on the Repayment Date.

               (b) The principal payment due and payable on each Installment Date shall be in an amount not less than 50% of the Borrower's pre-tax Annual Bonus earned with respect to the immediately preceding fiscal year; provided, that no principal payment shall be due and payable on an Installment Date if Borrower receives no Annual Bonus with respect to the fiscal year ending immediately prior to the year in which such Installment Date occurs; and provided, further, that except as provided in Section 3(b) below, regardless of any failure of Employee to earn an Annual Bonus with respect to any fiscal year of the Company, the entire unpaid principal balance of this Note shall remain due and payable on the Repayment Date.

               (c) Notwithstanding anything herein to the contrary, the principal payment due and payable on April 1, 2000 shall be in an amount not less than $15,000.

               (d) The Borrower shall have the right to prepay the principal amount hereof in full or in part, together with all accrued interest on the amount prepaid to the date of such prepayment, at any time without penalty.

          2. Interest Payments. Except as provided in Section 3(b) below, the Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, on April 1 of each year, with the first such interest payment being due and payable on April 1, 2000, at a rate of 5.37% per annum, which interest rate is the minimum applicable federal mid-term interest rate set forth under Section 1274 of the Internal Revenue Code as of the date hereof.

          3.   Termination of Employment.

               (a) If the Borrower's employment with Payee is terminated for Cause, then the principal balance of this Note and all accrued interest thereon shall be due and payable in full on the date which is ten (10) days following the effective date of such termination.

               (b) If the Borrower terminates his employment under the Employment Agreement for Good Reason or is terminated by Payee without Cause, then no further payments of interest or principal on this Note shall be due and payable following the effective date of such termination of employment except in connection with one or more Liquidating Events (as defined below) with respect to the Purchased Shares. For purposes of this Note, a "Liquidating Event" shall be defined as any event that results in liquidity for the Common Stock such that the Borrower would have the ability to freely sell all or any portion of the Purchased Shares, or any shares of capital stock or other consideration received from another entity by holders of the Payee's Common Stock as a result of a business combination or other transaction involving the Payee, at fair market value, and shall include, without limitation, (A) any sale of Common Stock by American Industrial Partners Capital Fund II, L.P., which by operation of any other agreement gives the Borrower the right to sell the Purchased Shares, and (B) an initial public offering of Payee's Common Stock. In the event a Liquidating Event occurs, the Borrower shall make a payment on the principal balance of this Note and accrued interest thereon to the date of termination of employment in an amount equal to the aggregate value of the Purchased Shares subject to such sale by the Borrower as of the date of such Liquidating Event. Such amount shall be applied first to accrued interest and then to principal, and shall become due and payable on the date which is ten (10) days following such Liquidating Event.

               (c) In the event of the termination of Borrower's employment with Payee by reason of Borrower's death or Total Disability, this Note shall be cancelled in exchange for the return to the Company of that number of Purchased Shares sufficient in value to pay off the then remaining balance of this Note (or all of the Purchased Shares, if their aggregate value is less than the then remaining balance of this Note).

          4. Security. Pursuant to the Pledge Agreement, dated as of the date hereof (the "Pledge Agreement"), by and between Payee and the Borrower, the obligations of the Borrower hereunder are secured by the Pledged Collateral (as defined in the Pledge Agreement), and the holder of this Note is entitled to the benefits of such Pledged Collateral.

          5. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder (whether it shall be voluntary or involuntary or occur or be effected by operation of law or otherwise):
(i) the Borrower's failure to pay, within fifteen (15) days after the date when such payment is due, any payment of principal or interest on this Note,
(ii) the Borrower's failure to observe or perform, within fifteen (15) days after receipt of notice of default from Payee, any covenant or agreement contained in this Note or the Pledge Agreement, (iii) if any representation, warranty, certification or statement made by the Borrower in the Pledge Agreement or in any certificate or other document delivered pursuant to the Pledge Agreement shall prove to have been incorrect in any material respect when made or deemed made, (iv) the appointment of a receiver or a trustee of all or part of the Borrower's property, (v) an assignment for the benefit of the Borrower's creditors, (vi) the commencement or filing of any voluntary proceeding or petition by the Borrower under any bankruptcy or insolvency law or any law relating to the relief of debtors or readjustment of indebtedness, (vii) the commencement or filing of any involuntary proceeding or petition against the Borrower under any bankruptcy or insolvency law or any law relating to the relief of debtors or readjustment of indebtedness, which proceeding or petition shall not have been dismissed within sixty (60) days after commencement or filing thereof, (viii) the appointment of a receiver, custodian, trustee or liquidator for any part of the assets or property of the Borrower, (ix) the failure of the Borrower generally to pay his debts as they become due, and
(x) the failure of Payee to have a first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement).

          6.   Remedies.

               (a) Upon the occurrence of any Event of Default, the holder of this Note may, by notice in writing to the Borrower, declare this Note and the principal of and accrued interest on this Note and all other charges owing to Payee to be, and the same shall upon such notice forthwith become, due and payable. Upon the occurrence of an Event of Default, the holder of this Note may, in addition to all rights and remedies available to it at law, exercise any or all of its rights under the Pledge Agreement.

               (b) No failure or delay by the holder of this Note in exercising any remedy, right, power or privilege under this Note or the Pledge Agreement shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege. No remedy, right, power or privilege conferred upon or reserved to the holder of this Note by this Note or the Pledge Agreement is intended to be exclusive of any other remedy, right, power or privilege provided or permitted by this Note, the Pledge Agreement or by law, but each shall be cumulative and in addition to every other remedy, right, power or privilege so provided or permitted and each may be exercised concurrently or independently from time to time and as often as may be deemed expedient by the holder of this Note. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note.

               (c) The holder of this Note shall have the right, at its option, to declare the entire unpaid principal balance of this Note, irrespective of the Repayment Date set forth above, immediately due and payable, together with accrued interest thereon, if the Borrower (or any affiliate of the Borrower) sells, transfers or disposes of any portion of the Pledged Collateral (as defined in the Pledge Agreement).

          7. Costs of Collection. Upon the failure of the Borrower to pay any amount due hereunder as and when due, the Borrower shall pay on demand any and all costs and expenses (including, without limitation, all court costs and attorneys' fees) incurred by the holder hereof in connection with the collection of any outstanding principal balance and interest accrued hereunder (whether or not suit is filed to enforce the terms hereof), and in connection with the enforcement of any rights or remedies provided for pursuant to this Note and the Pledge Agreement. If not paid on demand, all such costs and expenses automatically shall be added to the remaining principal balance hereunder as of the date immediately following the date of such demand.

          8. Method of Payment, etc. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at such place as shall be designated in writing for such purpose by the Payee. Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note. The Payee hereby agrees, by its acceptance hereof, that it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

          9. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN.

          10. Waiver. The Borrower hereby waives any right it might otherwise have to require notice or acceptance by any other person of its obligations or liabilities under this Note which are unconditional and absolute and waives diligence, presentment, demand of payment, protest and notice with respect to all of the obligations of the Borrower under this Note and with respect to any action under this Note and all other notices and demands whatsoever, except as specifically provided for in this Note. This Note may be amended, and the observance of any term of this Note may be waived, with (and only with) the written consent of Payee.

          11. Assignment or Pledge of Note. This Note and Payee's rights hereunder may not be assigned or otherwise transferred by Payee to any person or entity (other than to an affiliate of Payee), in whole or in part, without giving prior written notice to the Borrower of such assignment, pledge or other transfer.

          12. Loss, Mutilation, Etc. Upon notice from the holder of this Note to the Borrower of the loss, theft, destruction or mutilation of this Note, and upon receipt of an indemnity reasonably satisfactory to the Borrower from the holder of this Note or, in the case of mutilation hereof, upon surrender of the mutilated Note, the Borrower will make and deliver a new note of like tenor in lieu of this Note.

          13. Notices. All notices and other communications required or permitted under this Note shall be in writing and shall be personally delivered or sent by certified first class United States mail, postage prepaid, return receipt requested, and if mailed and shall be deemed to have been received on the third business day after deposit in the mail, addressed to Payee or to the Borrower at the addresses set forth in Section 12 of the Employment Agreement. Notice of any change of either party's address shall be given by written notice in the manner set forth in Section 12 of the Employment Agreement.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the date and at the place first written above.


                                   MICHAEL W. SALSIEDER


                                   /s/Michael W. Salsieder